NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Investors/Analysts
Financial Dynamics
212-850-5721
alliancedata@fd.com

Jessica Simon – Media
Epsilon
212.457.7135
jsimon@epsilon.com

Deanna Bockstadter – Media
Aspen Marketing Services
630.562.7385
dbockstadter@aspenMS.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA’S EPSILON BUSINESS TO ACQUIRE ASPEN MARKETING SERVICES, THE NATION’S LARGEST
INDEPENDENTLY OWNED MARKETING SERVICES AGENCY

DALLAS, Texas (April 25, 2011) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has reached an agreement to acquire Aspen Marketing Services (Aspen). The largest privately held marketing services agency in the United States, Aspen specializes in a full range of digital and direct marketing services, and advanced analytics to perform data-driven customer acquisition and retention campaigns.

For 25 years, Aspen has been a recognized leader in providing marketing agency services and in 2010 was ranked #8 by Advertising Age in the U.S. CRM/direct marketing agency category. The company has deep expertise and heritage in the automotive and telecommunications industries, coupled with diverse Fortune 100 clients in CPG, retail and financial services. This acquisition significantly expands Epsilon’s agency business through scale, new agency capabilities and technology, and fits squarely within Alliance Data’s strategy of seeking strategic acquisitions that enhance Epsilon’s core capabilities and strengthen its competitive advantage.

Benefits Alliance Data and Epsilon expect to realize from this acquisition include:

•	Adds automotive as a new and well established vertical for Epsilon, with solutions including highly targeted, integrated marketing services for thousands of auto dealerships and auto manufacturers nationwide;

•	Adds significant depth in telecom, while expanding Epsilon’s footprint in financial services and CPG, bringing expanded capabilities, clientele and expertise;

•	Provides strong potential for cross-selling opportunities into Aspen’s and Epsilon’s established verticals;

•	Brings Aspen’s strong, tenured management team with decades of experience in the marketing services industry and deep expertise in several verticals.

•	Looking into 2012, Epsilon is expected to run at approximately $1 billion in annual revenues and $250 million in EBITDA, ample financial resources to handle the largest of the Fortune 1000.

•	Upon closing, this acquisition will effectively complete the build-out of Epsilon’s end-to-end offering by bolstering its agency business to be of comparable leadership proportions to those offered through its data, database, analytics and distribution offerings. The process has taken over six years.

Bryan Kennedy, president of Epsilon, commented, “Aspen is a well-admired, innovative agency that is a perfect fit for Epsilon. We are committed to transforming our agency business to become a market leader, and this acquisition is a very strategic and important move in that direction. Combined, our two entities will drive impactful programs for our clients through the creation of relevant brand experiences for consumers – from concept and strategy to dynamic communications and interactions via online and offline channels.”

Kennedy continued, “Specifically, Aspen will bring with it a very talented and experienced team in integrated multi-channel marketing.  Second, Aspen enhances the breadth of services for Epsilon’s existing clients.  Together with Epsilon’s agency services, the expanded offering forms a compelling platform for cross-sell solutions.  Third, Epsilon and Aspen share a culture marked by a strong passion for delivering superior client service that measurably drives our clients’ profitability and growth.   Finally, we are excited to welcome Aspen’s talented and highly regarded associates into the Epsilon family.”

Patrick O’Rahilly, president and chief executive officer of Aspen, commented “I’ve been in the business for 25 years, and it was clear that this was a prime opportunity to take our well-established agency business to the next level. Combining our capabilities and expertise with Epsilon’s critical products (data, database, analytics, distribution) will allow for an even more compelling offering. We’ve spent a lot of time with the team at Alliance Data and Epsilon, and we all feel that the fit is perfect. I’m looking forward to driving forward to the next level with Epsilon’s $1 billion division behind us, as well as a corporate parent which is fully supportive of our approach.”

Epsilon’s Growth Story and Acquisition Rationale:

In the fast growing transactional-based targeted marketing space, Epsilon uniquely offers the five critical components of an end-to-end solution. These include:

1.	Agency/creative: working with Fortune 1000 chief marketing officers to develop their customer acquisition, retention and loyalty programs through strategy and creative development.

2.	Data: providing clients with unique, proprietary insights into their consumers through transactional and demographic data that enhances their ability to create a more robust consumer marketing proposition.

3.	Database: processing massive amounts of consumer data and populating sophisticated loyalty and acquisition marketing platforms to enable dynamic marketing initiatives.

4.	Analytics: leveraging these marketing databases to develop segmentation models and to utilize advanced analytic techniques to optimize clients’ dialogue with prospects and customers.

5.	Distribution: driven by analytics, optimizing customer communications across all channels, both traditional and emerging, ranging from point-of-sale, direct mail, web, permission-based email, mobile and social media.

In 2009, Epsilon was a leader in three of five offerings (database, analytics and distribution). In 2010, it acquired proprietary data assets from Equifax which, combined with Epsilon’s existing data assets, brought the data offering up to a leadership position. One more piece was needed to ensure an industry-leading position across all five core offerings – agency/creative. Aspen will bring its size, capabilities and reputation to the agency/creative aspect to fully round-out the Epsilon offering. Upon closing, Epsilon’s agency business and Aspen will be integrated into one agency platform operating under the Aspen Marketing Services name.

Financial Highlights:

Aspen is projected to generate $250 million in revenues and $40 million in EBITDA in 2011. Alliance Data will pay $345 million plus a working capital adjustment for the company and expects it to be slightly accretive to core EPS in 2011 and accretive to both GAAP EPS and core EPS thereafter. To the extent expected synergies can be achieved, accretion levels will increase. It is expected that all of Aspen’s management will transition and Aspen’s 750 employees will add significant capabilities and expertise to Epsilon’s agency business. The transaction is expected to close in the second quarter, pending customary regulatory approvals and closing conditions.

BofA Merrill Lynch acted as financial advisor to Aspen Marketing Services on the transaction.

About Epsilon
Epsilon is the industry’s leading marketing services firm, with a broad array of data-driven, multichannel marketing solutions that leverage consumer insight to help brands deepen their relationships with customers. Services include strategic consulting, acquisition and customer database technologies, loyalty management, proprietary data, predictive modeling and a full range of direct and digital agency services, including creative, interactive web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Aspen Marketing Services
Founded in 1986, Aspen Marketing Services, based outside Chicago, is the largest privately held marketing services agency in the United States, with 10 offices throughout North America. Aspen builds long-term relationships with clients, many of which are in the Fortune 100, through impactful programs built to engage, sell and retain. Clients benefit from Aspen’s comprehensive portfolio of in-house marketing capabilities, including digital marketing, direct marketing, experiential and event marketing, online and offline word-of-mouth, Hispanic marketing and advanced analytics. To learn more about Aspen, please visit or follow us on Facebook at www.facebook.com/aspenmarketingservices.

About Alliance Data
Alliance Data® (NYSE:  ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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